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                                                                    Exhibit (j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 20, 2009, relating to the financial statements which appear in the December 31, 2008 Annual Reports to Interestholders of the Active Stock Master Portfolio, CoreAlpha Bond Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio and LifePath 2050 Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

In addition, we hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our reports dated February 20, 2009, relating to the financial statements which appear in the December 31, 2008 Annual Reports to Interestholders of the Bond Index Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, Prime Money Market Master Portfolio, S&P 500 Index Master Portfolio and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2009